U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 29, 2009

AMB PROPERTY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-14245	94-3285362

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Pier 1, Bay 1, San Francisco, California 94111

(Address of principal executive offices) (Zip code)

415-394-9000

(Registrants’ telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On February 27, 2009, AMB Property Corporation, our general partner, disclosed on our website an amended supplemental analyst package in connection with its fourth quarter 2008 earnings, which contained revised pages for Highlights, Funds from Operations Overview, Consolidated Statements of Operations, Consolidated Statements of Funds from Operations, Consolidated Balance Sheets, Development Pipeline, Capitalization Summary, Supplemental Information for Net Asset Value Analysis, and Reporting Definitions/Supplemental Financial Measures to correct the respective previously posted pages to conform to information presented in its Form 10-K for the year ended December 31, 2008. This amendment is being furnished to amend and restate in its entirety Exhibit 99.1 to our current report on Form 8-K furnished on January 29, 2009 in order to revise the Highlights, Funds from Operations Overview, Consolidated Statements of Operations, Consolidated Statements of Funds from Operations, Consolidated Balance Sheets, Development Pipeline, Capitalization Summary, Supplemental Information for Net Asset Value Analysis, and Reporting Definitions/Supplemental Financial Measures pages, so that they conform to the information contained in the amended supplemental analyst package (corrected text is in blue).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

Exhibit
Number	Description
99.1	AMB Property Corporation Supplemental Analyst Package for Fourth Quarter 2008 Earnings Conference Call January 29, 2009 (containing revised Highlights, Funds from Operations Overview, Consolidated Statements of Operations, Consolidated Statements of Funds from Operations, Consolidated Balance Sheets, Development Pipeline, Capitalization Summary, Supplemental Information for Net Asset Value Analysis, and Reporting Definitions/Supplemental Financial Measures pages)

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property, L.P. (Registrant)

	By:	AMB Property Corporation,
its General Partner

Date: March 11, 2009	By:	/s/ Thomas S. Olinger

Thomas S. Olinger
Chief Financial Officer

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Supplemental Analyst Package for Fourth Quarter 2008 Earnings Conference Call January 29, 2009 (containing revised Highlights, Funds from Operations Overview, Consolidated Statements of Operations, Consolidated Statements of Funds from Operations, Consolidated Balance Sheets, Development Pipeline, Capitalization Summary, Supplemental Information for Net Asset Value Analysis, and Reporting Definitions/Supplemental Financial Measures pages)